Exhibit 99.1

Hungarian Telephone and Cable Corp. Announces 2007 Annual Financial Results and 4th Quarter 2007 Financial Results

SEATTLE--(BUSINESS WIRE)--Hungarian Telephone and Cable Corp. (AMEX:HTC) announced today its results for the fourth quarter and year ended December 31, 2007.

RESULTS FOR FOURTH QUARTER

With the inclusion of Invitel for the full quarter, HTCC increased its revenue by 158% during the fourth quarter ended December 31, 2007 to $127.1 million as compared to revenue of $49.3 million for the fourth quarter ended December 31, 2006. HTCC's fourth quarter 2007 gross margin increased by 170% to $62.4 million as compared to $23.1 million for the fourth quarter 2006. Income from operations increased by 153% in the fourth quarter 2007 to $16.7 million compared to $6.6 million in the fourth quarter 2006. With a $21.4 million interest expense and a foreign exchange loss of $4.8 million, HTCC’s net loss attributable to common stockholders for the fourth quarter 2007 was $14.5 million, or $0.89 per (diluted) common share, as compared to net income attributable to common stockholders of $14.2 million, or $0.89 per (diluted) share for the fourth quarter 2006.

HTCC's Pro-forma Adjusted EBITDA for the fourth quarter 2007, which does not take into account any future synergies resulting from the Invitel acquisition, increased 24% to $53.2 million as compared to Pro-forma Adjusted EBITDA of $43.0 for the fourth quarter 2006.

Mass Market Voice - HTCC's Mass Market Voice revenue grew by 430% from $7.7 million in the fourth quarter 2006 to $40.8 million in the fourth quarter 2007, mainly due to the inclusion of Invitel and Tele2 Hungary, which resulted in $31.0 million additional revenue for the quarter.

Mass Market Internet - HTCC continued its growth in its Mass Market Internet business reflecting the continued growth in broadband DSL Internet penetration both inside and outside its historical concession areas. HTCC's Mass Market Internet revenue, including the $11.1 million contribution from Invitel’s operations, increased to $12.6 million in the fourth quarter 2007 as compared to $1.1 million in the fourth quarter 2006. HTCC increased its broadband DSL customer base from approximately 10,000 subscribers as of the end of the fourth quarter 2006 to 122,000 subscribers as of the end of the fourth quarter 2007, mainly due to the addition of Invitel.

Business - HTCC's Business revenue grew by 110% from $19.4 million in the fourth quarter 2006 to $40.7 million in the fourth quarter 2007, mainly as a result of the $22.0 million contribution to Business revenue from Invitel.

Wholesale - HTCC's Wholesale revenue increased 56% from $21.1 million in the fourth quarter 2006 to $33.0 million in the fourth quarter 2007, primarily due to the Invitel acquisition, which resulted in an additional $5.2 million in Wholesale revenue for the quarter.

Please note that when comparing the financial results for the quarter ended December 31, 2007 to the financial results for the quarter ended December 31, 2006, the reported results in U.S. dollars have been affected by the difference between the average Hungarian forint/U.S. dollar exchange rates during such periods. The Hungarian forint appreciated by 16% when calculating the average Hungarian forint/U.S. dollar exchange rate during the quarter ended December 31, 2007 as compared to the average Hungarian forint/U.S. dollar exchange rate during the quarter ended December 31, 2006.

A reconciliation of the GAAP to Non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

2007 RESULTS

HTCC increased its revenue by 103% to $385.2 million for the year ended December 31, 2007 as compared to revenue of $189.3 million for the year ended December 31, 2006. HTCC's gross margin increased by 120% to $200.6 million for the year ended December 31, 2007 as compared to $91.2 million for the year ended December 31, 2006. Income from operations, affected by post-Invitel acquisition integration charges relating to the restructuring of the operating companies, increased by 58% for the for the year ended December 31, 2007 to $46.2 million as compared to $29.3 million for the year ended December 31, 2006. Primarily due to a non-cash loss on derivative financial instruments of $54.0 million, a non-cash loss from fair value changes of warrants of $15.1 million, an increase in interest expense of $43.9 million as a result of the Invitel acquisition, HTCC's net loss attributable to common stockholders for the year ended December 31, 2007 was $96.6 million, or $6.23 per (diluted) common share, as compared to net income attributable to common stockholders of $16.4 million, or $1.04 per (diluted) common share for the year ended December 31, 2006.

HTCC’s net cash provided by operations was $104.8 million for the year ended December 31, 2007. HTCC's Pro-forma Adjusted EBITDA, which does not take into account any future synergies resulting from the Invitel acquisition, increased 17% to $190.5 million for the year ended December 31, 2007 as compared to Pro-forma Adjusted EBITDA of $162.8 million for the year ended December 31, 2006.

Pro-forma leverage (including the 2006 PIK Notes) was 3.9x as of December 31, 2007. HTCC's cash and cash equivalents as of December 31, 2007 was $20.9 million. Pro-forma net third party debt (including the 2006 PIK Notes) was $829.2 million as of December 31, 2007.

Please note that when comparing the financial results for the year ended December 31, 2007 to the financial results for the year ended December 31, 2006, the reported results in U.S. dollars have been affected by the difference between the average Hungarian forint/U.S. dollar exchange rates during such periods. The Hungarian forint appreciated by 15% when calculating the average Hungarian forint/U.S. dollar exchange rate during the year ended December 31, 2007 as compared to the average Hungarian forint/U.S. dollar exchange rate during the year ended December 31, 2006.

A reconciliation of the GAAP to Non-GAAP financial measures has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

OTHER

HTCC restated its 2006 financial statements for certain items and its historical financial statements are now fully up to date. In addition, HTCC’s annual assessment of its internal control over financial reporting was successful as HTCC and its independent auditor both deemed HTCC’s internal control over financial reporting effective as of December 31, 2007.

COMMENTS FROM MARTIN LEA

Commenting on the financial results, Martin Lea, HTCC's President and CEO stated, "I am very pleased with our 2007 financial results, in particular to be able to report a 17% increase in Pro-forma Adjusted EBITDA compared to 2006. This, I believe, reflects the hard work of all of our people during the last 12 months, and also the fact that we are seeing increased stability in our revenues and gross margins. Following the acquisition of Invitel, and subsequently of Tele-2, we have become a much stronger player in the market, which enables us to compete more effectively. We are particularly pleased with the continued growth of our broadband Internet ADSL business. I look forward to providing further information during our upcoming conference call to discuss our annual and quarterly results."

Mr. Lea went on to say, “I am happy to report that we have made great progress with the execution of our post-Invitel Acquisition integration plans and are on track to exceed our initial estimate of cost savings which were announced in January 2007. We now expect to achieve approximately EUR 17 million ($25.8 million) in annual operating expense synergies as a result of the Invitel Acquisition. Finally, I am very much looking forward to closing the Memorex Acquisition this month, which will position us as the leading operator in the CEE regional wholesale data and capacity market and thereby further enhance our growth prospects for the future.”

CONFERENCE CALL

On March 12 2008, HTCC will host a conference call to discuss its financial results. HTCC will provide details about the call at a later date.

NON-GAAP FINANCIAL MEASURES

HTCC has included certain non-GAAP financial measures, including Pro-forma Adjusted EBITDA, in this press release. A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable financial measures calculated and presented in accordance with GAAP is included in a table that follows. The non-GAAP financial measures referred to in this press release are by definition not a measure of financial performance or financial condition under generally accepted accounting principles and are not alternatives to operating income or net income/loss reflected in the statement of operations and are not necessarily indicative of cash available to fund all cash flow needs. These non-GAAP financial measures used by HTCC may not be comparable to similarly titled measures of other companies.

Management uses these non-GAAP financial measures for various purposes including: measuring and evaluating the Company’s financial and operational performance and its financial condition; making compensation decisions; planning and budgeting decisions; and financial planning purposes. HTCC believes that presentation of these non-GAAP financial measures is useful to investors because it (i) reflects management’s view of core operations and cash flow generation and financial condition upon which management bases financial, operational, compensation and planning decisions and (ii) presents a measurement that equity and debt investors and lending banks have indicated to management is important in assessing HTCC's financial performance and financial condition. While HTCC utilizes these non-GAAP financial measures in managing its business and believes that they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, Pro-forma Adjusted EBITDA does not take into account changes in working capital and financial statement items below income from operations, and the resultant effect of these items on HTCC's cash flow. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in HTCC's documents filed with the U.S. Securities and Exchange Commission.

ABOUT HUNGARIAN TELEPHONE AND CABLE CORP.

Hungarian Telephone and Cable Corp., operating under the Invitel brand name, is the number one alternative and the second largest fixed line telecommunications and broadband Internet Services Provider in the Republic of Hungary with more than 1 million customers in Hungary. In addition to delivering voice, data and Internet services in Hungary, it is also a major player in the Central and Eastern European wholesale telecommunications market.

Note: This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These and all forward-looking statements are only predictions or statements of current plans that are constantly under review by the Company. Such statements are qualified by important factors that may cause actual results to differ from those contemplated, including as a result of those factors detailed from time to time in the Company’s Securities and Exchange Commission filings. The foregoing information should be read in conjunction with the company’s filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

Hungarian Telephone and Cable Corp. Financial Highlights (in millions, except per share data) Statements of Operations

	Three Months Ended December 31, 2007 (unaudited)	Three Months Ended December 31, 2006 (unaudited) (as restated)	Year Ended December 31, 2007	Year Ended December 31, 2006 (as restated)

Mass Market Voice	$40.8	$7.7	$108.8	$33.5
Business	40.7	19.4	125.9	70.7
Mass Market Internet	12.6	1.1	33.6	3.3
Wholesale	33.0	21.1	116.9	81.8
Total Revenue	127.1	49.3	385.2	189.3

Cost of Sales	64.7	26.2	184.6	98.0

Gross Margin	62.4	23.1	200.6	91.3

Income from Operations	16.7	6.6	46.2	29.3

Interest Expense	(21.4)	(4.5)	(58.7)	(14.9)

Gains (losses) on derivative financial instruments	5.3	(0.1)	(54.0)	2.3

Gains (losses) from fair value changes of warrants	-	2.1	(15.1)	3.3

Net income (loss) attributable to common stockholders	(14.5)	14.2	(96.6)	16.4

Net income (loss) per common share (diluted)	$(0.89)	$0.89	$6.23	$1.04

Hungarian Telephone and Cable Corp. Financial Highlights (in millions, except per share data) Balance Sheets

	Period Ended	Period Ended
	December 31,	December 31,
	2007	2006

		(as restated)

Current Assets	$118.8	$80.0
Property, Plant and Equipment, net	691.5	179.0
Total Assets	1,110.2	333.4

Total Current Liabilities	217.1	134.1
Long Term Debt	812.9	115.4
Total Stockholders Equity	21.1	74.3
Total Liabilities and Stockholders Equity	$1,110.2	$333.4

The following table presents unaudited summarized pro-forma consolidated financial information of HTCC and Invitel, on a pro-forma basis, as though the companies had been combined at the beginning of the respective periods:

	Three months ended December 31		Year ended December 31
	2007 Pro-forma	2006 Pro-forma	2007 Pro-forma	2006 Pro-forma
	(in thousands)
Revenue	$161,322	$155,095	$505,239	$477,562
Adjusted EBITDA (1)	53,171	43,020	190,516	162,793
Net income (loss)	(12,468)	38,967	(104,878)	(53,344)
Annualized Adjusted EBITDA (2)	212,684	172,080
Leverage (3)	2.9x	3.4x
Leverage (including non cash-pay debt) (4)	3.9x	4.4x

			December 31, 2007	December 31, 2006
			(in thousands)
Cash and cash equivalents			$20,897	$43,518
Cash-pay third party debt (5)			645,572	634,393
Third party debt (including non cash-pay debt) (6)			850,137	801,862
Net cash-pay third party debt (7)			624,675	590,875
Net third party debt (including non cash-pay debt) (8)			829,240	758,344

Reconciliation of Non-GAAP Financial Measures:

(1) Pro-forma Adjusted EBITDA is reconciled to net income as follows:

	Three months ended December 31		Year ended December 31
	2007 Pro-forma	2006 Pro-Forma	2007 Pro-forma	2006 Pro-Forma
	(in thousands)
Adjusted EBITDA	$53,171	$43,020	$190,516	$162,793
Cost of restructuring and integration cost	(4,356)	-	(17,391)	-
Other one-off items	(1,109)	(1,191)	(8,048)	(8,099)
EBITDA	$47,706	$41,829	$165,077	$154,694
Income taxes	(7,423)	(7,221)	(2,274)	3,940
Minority interest	1	(4)	5	(2)
Change in accounting principle	-	(373)	-	(373)
Financing expenses, net	(19,970)	(6,928)	(85,629)	(74,213)
Foreign exchange gains (losses), net	(4,673)	34,444	411	(2,658)
Gains (losses) on derivatives	5,311	3,068	(53,086)	(52,143)
Gains (losses) on warrants	-	2,125	(15,075)	3,300
Depreciation and amortization	(33,420)	(27,973)	(114,307)	(85,889)
Net income (loss)	$(12,468)	$38,967	$(104,878)	$(53,344)

(2) Pro-forma Annualized Adjusted EBITDA is calculated as Pro-forma Adjusted EBITDA for the quarter ended December 31, 2007 multiplied by 4.

(3) Pro-forma Leverage is calculated as net cash-pay third party debt as described under (7) divided by Pro-forma Annualized Adjusted EBITDA a described under (2).

(4) Pro-forma Leverage (including non cash-pay debt) is calculated as net third party debt as described under (8) divided by Pro-forma Annualized Adjusted EBITDA a described under (2).

(5) Cash-pay third party debt includes short and long term debt and liabilities relating to financial leases but excludes liabilities relating to derivative financial instruments.

(6) Third party debt (including non cash-pay debt) includes short and long term debt, the 2006 PIK Notes and liabilities relating to financial leases but excludes liabilities relating to derivative financial instruments.

(7) Net cash-pay third party debt equals cash-pay third party debt calculated as described under (5) less cash and cash equivalents.

(8) Net third party debt (including non cash-pay debt) equals third party debt calculated as described under (6) less cash and cash equivalents.

CONTACT:
Hungarian Telephone and Cable Corp.
Robert Bowker
Chief Financial Officer
Hungary: (011) 361-801-1374
U.S.: 206-654-0204